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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Immersion Corporation:



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-86361 of Immersion Corporation of our report dated October 20, 1999 (November 3, 1999 as to Note 14) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 20, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





DELOITTE & TOUCHE LLP

San Jose, California
November 4, 1999